Exhibit 99.01

Results of voting at the Annual Meeting of FNB Bancorp shareholders held on May 18, 2011

Election of Directors	Votes For	Votes Withheld	Nonvotes
Lisa Angelot	2,048,132	2,739	897,912
Thomas C. McGraw	2,044,324	6,547	897,912
Thomas G. Atwood, D.D.S.	1,972,605	78,266	897,912
Ronald R. Barels, D.D.S.	2,048,132	2,739	897,912
Merrie Turner Lightner	2,048,424	2,447	897,912
Michael Pacelli	2,048,424	2,447	897,912
Edward J. Watson	2,044,324	6,547	897,912
Jim D. Black	2,044,324	6,547	897,912
Anthony J. Clifford	2,044,324	6,547	897,912

Advisory Vote on Executive Compensation	Votes For	Against	Abstain	Nonvotes
	1,921,426	108,633	20,812	897,912

Appointment of Moss Adams LLP	Votes For	Against	Abstain
	2,943,032	4,501	1,250

For further information contact:

David A. Curtis
Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862 Fax: (650) 588-9695